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                                   EXHIBIT 16



October 21, 2002



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

         I have read Item 4 of the Report on Form 8-K of Bongiovi Entertainment, Inc. and I agree with statements contained therein as they relate to our firm.


Very truly yours,

Grant Thornton LLP
Certified Public Accountants



By:_________________________________